Exhibit 32
WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, the President and Chief Executive Officer, the Chief Financial Officer and Chief Accounting Officer of Washington Real Estate Investment Trust (“Washington REIT”), each hereby certifies on the date hereof, that:

(a)
the Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Washington REIT.

DATE:	October 28, 2019	/s/ Paul T. McDermott
Paul T. McDermott
Chief Executive Officer

DATE:	October 28, 2019	/s/ Stephen E. Riffee
Stephen E. Riffee
Chief Financial Officer
(Principal Financial Officer)

DATE:	October 28, 2019	/s/ W. Drew Hammond
W. Drew Hammond
Chief Accounting Officer
(Principal Accounting Officer)